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                                                                   EXHIBIT 23.6


                        CONSENT OF HAMBRECHT & QUIST LLC


        We hereby consent to the inclusion of our opinion letter dated May 23, 1995 to the Board of Directors of MedChem Products, Inc. in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CRB Acquisition Corp., a wholly-owned subsidiary of C. R. Bard, Inc., with and into MedChem Products, Inc. and to the references to such opinion in the Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinion of Financial Advisor", "The Merger -- Background of the Merger", "The Merger -- Recommendation of the MedChem Board and Reasons for the Merger" and "The Merger -- Opinion of Financial Advisor". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.


                                        Hambrecht & Quist LLC

                                        By:  /s/  Dennis J. Purcell
                                             --------------------------------
                                             Dennis J. Purcell
                                             Managing Director


                                        Dated:  August 24, 1995